Exhibit 10.1

STOCK PURCHASE AGREEMENT

(Series A Preferred Stock)

AMONG

Trafalgar Asset Management, LLC

(“Buyer”)

AND

THE SHAREHOLDERS LISTED ON SCHEDULE A

(collectively, the “Sellers”)

DATED AS OF JUNE 29, 2026

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of the 29th day of June, 2026, by and among Trafalgar Asset Management, LLC, a Delaware limited liability company (“Trafalgar” or “Buyer”), and the shareholders listed on Schedule A attached hereto (collectively, the “Sellers”). Buyer and Sellers are referred to collectively herein as the “Parties.”

This Agreement contemplates a transaction in which Buyer will purchase from Sellers, and Sellers will sell, assign and transfer to Buyer, all of the Series A Shares identified opposite such Seller’s name on Schedule A attached hereto (collectively, the “Purchased Shares”), in exchange for the consideration set forth in §2(b) below.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1. Definitions.

“Accredited Investor” has the meaning set forth in Regulation D promulgated under the Securities Act.

“Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys’ fees and expenses.

“Affiliate” means, with respect to any Party, any Person that controls, is controlled by, or who is under common control with such Party.

“Basis” means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

“Buyer” has the meaning set forth in the preface above.

“Closing” has the meaning set forth in §2(c) below.

“Closing Date” has the meaning set forth in §2(c) below.

“Confidential Information” means any information concerning the businesses and affairs of Buyer or relating to the transactions contemplated hereby that is not already generally available to the public.

“Indemnified Party” has the meaning set forth in §6(d) below.

“Indemnifying Party” has the meaning set forth in §6(d) below.

“Liability” means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Lien” means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

“Party” has the meaning set forth in the preface above.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

“Purchase Price” has the meaning set forth in §2(b) below.

“Purchased Shares” means collectively the Series A Shares being transferred pursuant to this Agreement.

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“Securities Act” means the Securities Act of 1933, as amended.

“Sellers” has the meaning set forth in the preface above.

“Series A Shares” means the shares of Series A Preferred Stock identified on Schedule A attached hereto.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

2. Purchase and Sale of Series A Shares.

(a) Basic Transaction. Subject to the terms and conditions of this Agreement, Buyer hereby agrees to purchase from Sellers, and Sellers hereby agree to sell, assign, transfer, and deliver to Buyer, all of the Series A Shares identified on Schedule A attached hereto (collectively, the “Purchased Shares”), in exchange for the Purchase Price specified below.

(b) Purchase Price. Subject to the terms and conditions of this Agreement, Buyer hereby agrees to purchase the Series A Shares from the Sellers for an aggregate purchase price of ______ ___________________________________ (US$____________) (the “Purchase Price”), payable in accordance with the Escrow Agreement. The Purchase Price shall be distributed among the Sellers as follows:

Shareholder	Share Amount	Purchase Price *
Aitan Zacharin	1,483,333
02490585 Ontario Inc.	1,483,333
Yonah Kalfa	1,483,333
Rakefet LLC	212,000
Fernando Bisker	1,483,333
Sigalush Ventures LLC	1,483,333

* The foregoing allocations have been agreed among the Sellers and Buyer and shall be binding upon the Parties for all purposes of this Agreement.

(c) Closing. The Closing shall occur remotely by exchange of documents and signatures on the date all conditions to Closing set forth herein have been satisfied or waived by the applicable Party, or on such other date as Buyer and Sellers may mutually agree (the “Closing Date”). Notwithstanding the foregoing, the obligations of Buyer and Sellers to consummate the transactions contemplated hereby are expressly conditioned upon the simultaneous consummation of the transactions contemplated by that certain Stock Purchase Agreement of even date herewith relating to the acquisition of the Series B Preferred Stock of GCAN.

(d) Deliveries at Closing.

(i) Sellers shall deliver:

(A) the certificates representing the Purchased Shares, endorsed in blank or accompanied by duly executed stock powers;

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(B) all documents necessary to transfer the Purchased Shares to Buyer on the books and records of the Company and its transfer agent;

(C) certified resolutions, consents, or other evidence reasonably satisfactory to Buyer establishing the authority of each entity Seller to execute this Agreement and consummate the transactions contemplated hereby, including the transfer of such Seller’s Purchased Shares;

(D) such other documents reasonably necessary to consummate the transactions contemplated hereby.

(ii) Buyer shall deliver the Purchase Price in accordance with §2(b) above.

3. Representations and Warranties Concerning Transaction.

(a) Sellers’ Representations and Warranties. Each Seller, severally and not jointly, represents and warrants to Buyer that the statements contained in this Section 3(a) are true and correct as of the date hereof and will be true and correct as of the Closing Date with respect to such Seller and such Seller’s Purchased Shares.

(i) Organization of Certain Sellers. Each Seller (if a corporation, limited liability company, or other entity) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation.

(ii) Authorization of Transaction. Seller has full power and authority (including full corporate or other entity power and authority, if applicable) to execute and deliver this Agreement and to perform his, her, or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such Seller, enforceable in accordance with its terms and conditions. Such Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any governmental authority in order to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by such Seller.

(iii) Non-Contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental authority to which such Seller is subject or, if such Seller is an entity, any provision of its charter, bylaws, operating agreement, or other governing documents, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which such Seller is a party or by which such Seller or any of such Seller’s assets is bound, or (C) result in the imposition or creation of any Lien upon or with respect to such Seller’s Purchased Shares.

(iv) Brokers’ Fees. Such Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(v) Purchased Shares. Such Seller is the record and beneficial owner of the Purchased Shares identified opposite such Seller’s name on Schedule A, free and clear of all Liens, pledges, encumbrances, claims, restrictions, options, warrants, purchase rights, security interests, proxies, voting agreements, rights of first refusal, co-sale rights, drag-along rights, tag-along rights, and other adverse claims of any kind. Such Seller has full power and authority to transfer such Purchased Shares to Buyer. Such Seller has not granted any option, warrant, proxy, voting agreement, purchase right, or other right with respect to the Purchased Shares. Upon delivery of such Purchased Shares at Closing, Buyer shall acquire good and marketable title thereto free and clear of all Liens and adverse claims.

(vi) No Voting or Control Arrangements. Such Seller is not a party to any voting trust, proxy, voting agreement, shareholder agreement, side letter, control agreement, transfer restriction, pledge agreement, or other arrangement affecting the ownership, transferability, voting rights, conversion rights, or control rights associated with such Seller’s Purchased Shares except as expressly disclosed on Schedule 3(a)(vi).

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(vii) No Pending Transfers. Such Seller has not entered into any agreement, commitment, understanding, letter of intent, or arrangement to sell, assign, transfer, pledge, encumber, or otherwise dispose of any Purchased Shares to any Person other than Buyer.

(b) Buyer’s Representations and Warranties. Buyer represents and warrants to Sellers that the statements contained in this Section 3(b) are true and correct as of the date hereof and will be true and correct as of the Closing Date.

(i) Organization of Buyer. Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(ii) Authorization of Transaction. Buyer has full power and authority (including full limited liability company power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any governmental authority in order to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Buyer.

(iii) Non-Contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental authority to which Buyer is subject or any provision of its certificate of formation, limited liability company agreement, or other governing documents, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which any of its assets are bound.

(iv) Brokers’ Fees. Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

(v) Investment. Buyer is acquiring the Purchased Shares for investment purposes and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

4. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

(a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each Party shall take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 5 below).

(b) Further Assurances. Following the Closing, each Seller shall reasonably cooperate with Buyer in connection with effecting the transactions contemplated hereby and shall execute and deliver such additional documents and instruments as Buyer may reasonably request to evidence or perfect Buyer’s ownership of the Purchased Shares. No Seller shall take any action intended to interfere with Buyer’s ownership of the Purchased Shares.

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(c) Confidentiality. Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his, her, or its possession. In the event that any Seller is requested or required pursuant to written or oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process to disclose any Confidential Information, such Seller will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of §4(c). If, in the absence of a protective order or the receipt of a waiver hereunder, any Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his, her, or its reasonable best efforts to obtain, at the reasonable request of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure unless such Confidential Information is so available due to the actions of a Seller.

(d) Purchase Price Confidentiality. The Parties acknowledge that the Purchase Price and the allocation thereof among the Sellers constitute confidential information. Except as required by applicable law, regulation, court order, or securities law disclosure requirements, neither Buyer nor any Affiliate of Buyer shall voluntarily disclose the Purchase Price or the allocation thereof among the Sellers in any press release, public announcement, or other public communication concerning the transactions contemplated hereby. Notwithstanding the foregoing, nothing contained herein shall prohibit Buyer or any Affiliate of Buyer from making any disclosure reasonably deemed necessary or appropriate in connection with the preparation of financial statements, audits, regulatory matters, securities law compliance, or compliance with applicable law; provided, however, that Buyer shall use commercially reasonable efforts to limit such disclosures to those persons having a need to know and to avoid unnecessary public disclosure of the Purchase Price or the allocation thereof among the Sellers.

5. Remedies for Breaches of This Agreement.

(a) Survival of Representations and Warranties. The representations and warranties contained in Sections 3(a)(ii), 3(a)(v), and 3(a)(vi) (collectively, the “Fundamental Representations”) shall survive the Closing indefinitely. All other representations and warranties contained in this Agreement shall survive the Closing for a period of three (3) years. All covenants and agreements contained herein shall survive until fully performed in accordance with their terms.

(b) Indemnification Provisions for Buyer’s Benefit.

(i) In the event any Seller breaches any covenant contained in Section 2(a) or any representation or warranty applicable to such Seller contained in Section 3(a), and provided that Buyer makes a written claim for indemnification pursuant to Section 8(h), then such Seller shall indemnify, defend, and hold harmless Buyer and its Affiliates from and against the entirety of any Adverse Consequences suffered or incurred resulting from, arising out of, relating to, in the nature of, or caused by such breach. The liability of each Seller under this Section 5(b)(i) shall be several and not joint, and no Seller shall have any liability for the breach of any representation, warranty, covenant, or agreement made by any other Seller.

(ii) The indemnification obligations arising from any breach of a Fundamental Representation shall survive indefinitely and shall not be subject to any contractual limitation period other than applicable law.

(iii) Notwithstanding anything herein to the contrary, no limitation of liability, basket, deductible, threshold, cap, survival period, or other contractual limitation contained in this Agreement shall apply to any claim arising from (A) fraud, intentional misrepresentation, or willful misconduct, or (B) a breach of any Fundamental Representation.

(c) Indemnification Provisions for Seller’s Benefit. In the event Buyer breaches any of its representations, warranties, covenants, or agreements contained herein, and provided that any Seller makes a written claim for indemnification against Buyer pursuant to Section 8(h), then Buyer shall indemnify such Seller from and against the entirety of any Adverse Consequences suffered (including any Adverse Consequences suffered after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by such breach.

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(d) Matters Involving Third Parties.

(i) If any third party shall notify any Party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this §5, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests or the reputation of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with §5(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

(iv) In the event any of the conditions in §5(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this §5. For purposes of this Section 5(d), a Third Party Claim shall include any investigation, examination, inquiry, subpoena, administrative proceeding, regulatory proceeding, or enforcement action by any governmental authority, the SEC, FINRA, OTC Markets Group, or any self-regulatory organization.

(e) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, contractual, or common law remedy any Party may have with respect to the transactions contemplated by this Agreement. Nothing contained herein shall impair any rights of contribution or indemnification existing solely among the Sellers as between themselves and not involving Buyer or any Affiliate of Buyer.

6. Miscellaneous.

(a) Nature of Obligations. The covenants of each Seller contained in Section 2(a) concerning the sale and transfer of such Seller’s Purchased Shares and the representations and warranties of such Seller contained in Section 3(a) are several and not joint obligations. Each Seller shall be solely responsible for any breach of such Seller’s own representations, warranties, and covenants and shall have no liability for any breach of any representation, warranty, covenant, or agreement made by any other Seller.

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(b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Buyer; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities or required by the SEC, OTC Markets Group, FINRA, or applicable securities laws, in which case the disclosing Party shall use its reasonable best efforts to advise the other Parties prior to making such disclosure.

(c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her, or its rights, interests, or obligations hereunder without the prior written approval of Buyer and the Sellers; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder, in any or all of which cases Buyer nevertheless shall remain responsible for the performance of all of its obligations hereunder.

(f) Counterparts. This Agreement may be executed in one or more counterparts (including electronic signatures, PDF signatures, DocuSign, Adobe Sign, or other electronic transmission), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h) Notices. All notices, requests, demands, claims, consents, approvals, waivers, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given and effective: (i) when delivered personally to the recipient, (ii) one (1) Business Day after being sent to the recipient by a nationally recognized overnight courier service (charges prepaid), (iii) upon transmission by electronic mail, provided that no notice of delivery failure or undeliverability is received by the sending Party, or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Sellers:	If to Buyer:

To the addresses and email	Attn: Porfirio Sanchez Talavera
addresses set forth on Schedule A.	Trafalgar Asset Management, LLC
11616 South State Street, Suite 1504
Draper, Utah 84020
T __________________
email: ______________

Copy to:

John D. Thomas, Esq.
John D. Thomas, P.C.
11616 South State Street, Suite 1504
Draper, Utah 84020
T +1 ______________
email: ______________

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Any Party may change its address, email address, or other contact information for purposes of this Section by providing written notice in accordance with this Section.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

(j) Amendments and Waivers. No amendment, modification, supplement, or termination of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and the Sellers whose rights are adversely affected thereby. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, breach of representation or warranty, or breach of covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party against whom such waiver is sought to be enforced. No such waiver shall be deemed to extend to any prior or subsequent default, misrepresentation, breach of representation or warranty, or breach of covenant hereunder, nor shall such waiver affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, breach of representation or warranty, or breach of covenant.

(k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l) Expenses. Each of Buyer and Sellers shall bear his, her, or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(m) Attorneys’ Fees. In the event any action, suit, arbitration, proceeding, claim, or dispute is commenced arising out of or relating to this Agreement, the transactions contemplated hereby, or the enforcement of any provision hereof, the prevailing Party shall be entitled to recover from the non-prevailing Party all reasonable attorneys’ fees, expert witness fees, costs, expenses, and disbursements incurred in connection therewith, whether incurred before trial, at trial, on appeal, in bankruptcy proceedings, or otherwise, in addition to any other relief to which such Party may be entitled.

(n) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

(o) Incorporation of Schedules. Schedule A identified in this Agreement is incorporated herein by reference and made a part hereof.

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(p) Specific Performance. Each Party acknowledges and agrees that the other Parties would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached, so that a Party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which such Party may be entitled, at law or in equity. In particular, the Parties acknowledge and agree that the Purchased Shares are unique and that, in the event any Seller breaches this Agreement, money damages alone may be inadequate and Buyer may have no adequate remedy at law, so that Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the obligations of the other Parties hereunder by action for specific performance, injunctive relief, and other equitable remedies.

(q) Submission to Jurisdiction. Each of the Parties irrevocably submits to the exclusive jurisdiction of the state courts of the State of Florida and the United States District Court having jurisdiction over Miami-Dade County, Florida, for the purpose of any action, suit, proceeding, or litigation arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party hereby waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action, suit, proceeding, or litigation in such courts and any claim that any such action, suit, proceeding, or litigation has been brought in an inconvenient forum.

(r) Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, CLAIM, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION WITH THIS AGREEMENT AND THAT THIS WAIVER IS KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY MADE.

[end of Stock Purchase Agreement]

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* * * * *

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

Trafalgar Asset Management, LLC

Porfirio Sanchez Talavera, Chief Executive Officer

SELLERS

By:
Name:	Aitan Zacharin
Shares:	1,483,333 Series A Preferred Shares

By:
Name:	Elisha Kalfa, Director of 02490585 Ontario Inc.
Shares:	1,483,333 Series A Preferred Shares

By:
Name:	Yonah Kalfa
Shares:	1,483,333 Series A Preferred Shares

By:
Name:	Elana Zacharin, Manager of Rakefet LLC
Shares:	212,000 Series A Preferred Shares

By:
Name:	Fernando Bisker
Shares:	1,483,333 Series A Preferred Shares

By:
Name:	David Sencianes, Manager of Sigalush Ventures LLC
Shares:	1,483,333 Series A Preferred Shares

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Schedule A

THE GREATER CANNABIS COMPANY, INC. (OTC: GCAN)

A Florida Corporation

Series A Stock Ledger

THE GREATER CANNABIS COMPANY, INC. (OTC: GCAN) A Florida Corporation Preferred Series A Stock Ledger
Name of Stockholder	Beneficial Owner	Certificates Issued
		Cert. No.	No. of Shares	Date Issued
Aitan Zacharin	Aitan Zacharin	C-1	1,483,333	06/30/2018
02490585 Ontario Inc.	Elisha Kalfa	C-2	1,483,333	06/30/2018
Yonah Kalfa	Yonah Kalfa	C-3	1,483,333	06/30/2018
Rakefet LLC	Elana Zacharin	C-4	212,000	06/30/2018
Fernando Bisker	Fernando Bisker	C-5	1,483,333	06/30/2018
Sigalush Ventures LLC	David Sencianes	C-6	1,483,333	06/30/2018
		TOTAL	7,628,665

The foregoing shares constitute all of the issued and outstanding shares of Series A Preferred Stock of The Greater Cannabis Company, Inc.

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